Exhibit 10.31
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is made effective as of October 4, 2017 (the “First Amendment Date”) and made, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and REGULUS THERAPEUTICS INC., a Delaware corporation with offices located at 10614 Science Center Dr., San Diego, California 92121 (“Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of June 17, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Permitted Indebtedness” is:
(a)    Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)    Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

(c)    Subordinated Debt;

(d)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)    Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

(f)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g)    Indebtedness that also constitutes a Permitted Investment under clause (g) of the definition of “Permitted Investment”;

(h)    Indebtedness relating to the financing of insurance premiums in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any given time; and

(i)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

“Permitted Liens” are:
(a)Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;

(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(d)statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided the aggregate amount of the obligations secured by such Liens does not any time exceed Two Hundred Fifty Thousand Dollars ($250,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)Liens to secure payment of workers’ compensation, employment insurance, old‑age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non‑exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;

(g)banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;

(h)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(i)Liens consisting of Permitted Licenses;

(j)deposits to secure the performance of leases incurred in the ordinary course of business and not representing an obligation for borrowed money so long as (1) each such deposit is made at the commencement of a lease or its renewal when there is no underlying default under such lease, and (2) the aggregate amount of all such deposits at any given time does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) (excluding deposits to secure the performance of leases disclosed in the Perfection Certificate on the Effective Date);

(k)easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary course of the business;

(l)deposits (not to exceed in the aggregate an amount of Two Hundred Fifty Thousand Dollars ($250,000.00) at any given time) to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property permitted hereunder, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not constituting, in the aggregate, obligations in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) at any given time;

(m)Liens in favor of custom and revenue authorities arising in the ordinary course of business as a matter of law to secure the payment of custom duties in connection with the importation of goods provided such Liens are restricted to the goods being imported and do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any given time;

(n)Liens securing Indebtedness permitted under clause (h) of the definition of “Permitted Indebtedness,” provided that such Liens are restricted to the insurance policies whose premiums are being financed by such Permitted Indebtedness and any additional premiums required under such financed insurance policies; and

(o)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (n), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

3.	Limitation of Amendment.

a.
The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

6.	This Amendment shall be deemed effective as of the Amendment Date upon the due execution and delivery to Collateral Agent of this Amendment by each party hereto.

7.
Borrower agrees to promptly pay (but in no event in less than 5 Business Days of invoice date) all unpaid Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts.

8.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

9.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

REGULUS THERAPEUTICS INC.

By: /s/ Joseph P. Hagan
Name: Joseph P. Hagan
Title: President and CEO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By: /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President